UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2017

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5205 Prospect Road, Suite 135-226, San Jose, CA		95129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(408) 538-3373

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure Of Directors or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

Effective May, 2017, Scott Poulter was appointed as Executive Director of Pacific Green Technologies Inc. (“we”, “us”, “our”, the “Company”). Our board of directors now consists of Mr. Poulter, Andrew Jolly, Alexander Shead, and Neil Carmichael, who will also continue as Chief Executive Officer, President, Secretary, and Treasurer of the Company.

A former professional windsurfer in the United Kingdom, Scott Poulter subsequently became a sports marketing entrepreneur with various sport marketing businesses worldwide which controlled various commercial or licensing rights in Formula One auto racing from 1996 to 2003.

Notably, from 2004 to 2007, as Chief Executive of Grand Prix Masters Holdings Limited, Mr. Poulter created and founded of the Grand Prix Masters world motor sport series, a race series bringing together ex-Formula 1 drivers such as Nigel Mansell, Emerson Fittipaldi and Riccardo Patrese back into single seat formula cars. After this Mr. Poulter moved to Canada to work on personal property investments.

In 2009 he was asked to assist an emission control technology company, Enviroresolutions, in commercializing its proprietary technology and he became increasingly interested in technologies that could help improve the environment.  In that vein, Mr. Poulter founded Pacific Green Group Limited, which is now a significant investor in our company, and has since endeavoured to use his entrepreneurial skills and international business experience to drive forward the emission control technologies of Pacific Green Technologies, Inc.  He has been integral in delivering our Company’s business relationships in China and Europe. He is 48 years of age.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/Neil Carmichael
Neil Carmichael
President and Director

Date:	May 8, 2017

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